UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 21, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective April 22, 2005, Horizon Health Corporation (the “Company”) and American Stock Transfer & Trust Company entered into a First Amendment to Rights Agreement dated as of April 22, 2005 (the “First Amendment”). The First Amendment amended the Rights Agreement dated as of February 6, 1997, between the Company (then named Horizon Mental Health Management, Inc.) and American Stock Transfer & Trust Company (the “Initial Rights Agreement”) to delete the requirement that certain redemptions or exchanges of rights granted pursuant to the Initial Rights Agreement be approved by a majority of the members of the board of directors of the Company in office prior to the date of the Initial Rights Agreement or members of the board whose nominations to the board were recommended or approved by board members in office prior to the date of the Initial Rights Agreement. Such members of the Board of Directors of the Company were referred to in the Initial Rights Agreement as “Continuing Directors.” As a result of the execution of the First Amendment, any such redemption or exchange of rights must be authorized by the Board of Directors of the Company without the requirement that separate approval of a majority of “Continuing Directors” be obtained for the redemption or exchange. A copy of the First Amendment is filed as Exhibit 4.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders

Effective April 22, 2005, the Company and American Stock Transfer & Trust Company entered into the First Amendment amending the Initial Rights Agreement. The description of the First Amendment in Item 1.01 of this Form 8-K and the copy of the First Amendment filed as Exhibit 4.1 hereto are incorporated into this Item 3.03 by reference.

Item 5.02. Appointment of Principal Officer

Effective April 21, 2005, David K. White was appointed President and Chief Operating Officer of the Company. James Ken Newman remains Chairman of the Board and Chief Executive Officer of the Company. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03. Amendment to Bylaws

Effective April 21, 2005, the Board of Directors of the Company adopted Amended and Restated Bylaws of the Company in order to (i) incorporate the two prior amendments to the Company’s existing Amended and Restated Bylaws, (ii) provide for separate offices of President and Chief Executive Officer of the Company, (iii) remove the requirement that the Board of Directors of the Company appoint an Executive Committee of the Board, (iv) allow notice to directors of the Company by electronic mail, and (v) conform the terminology used in such Bylaws and certain provisions thereof to the language of the Delaware General Corporation Law. A copy of the Company’s Amended and Restated Bylaws adopted effective as of April 21, 2005, is filed as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

2

Item 8.01. Other Events

The Company announced on April 22, 2005 that it had entered into a definitive agreement to form a joint venture with Friends Hospital located in Philadelphia, Pennsylvania. The consummation of the transaction is subject to a number of contingencies including governmental approvals. A copy of the press release issued by the Company is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01. Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of the Company adopted effective as of April 21, 2005.

4.1	First Amendment to Rights Agreement dated April 22, 2005, by and between the Company and American Stock Transfer & Trust Company.

99.1	Press Release issued by the Company on April 21, 2005.

99.2	Press Release issued by the Company on April 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: April 26, 2005	By:	/s/ John E. Pitts
John E. Pitts
Senior Vice President – Finance

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of the Company adopted effective as of April 21, 2005.

4.1	First Amendment to Rights Agreement dated April 22, 2005, by and between the Company and American Stock Transfer & Trust Company.

99.1	Press Release issued by the Company on April 21, 2005.

99.2	Press Release issued by the Company on April 22, 2005.